--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                 AMENDMENT NO. 1
                                    FORM 8-K
                                -----------------


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report:  August 11, 1998



                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



            Texas                         0-26958                76-0037324
  (State or other jurisdiction     (Commission File Number)    (IRS  Employer
of incorporation or organization)                            Identification No.)

                                3113 Bering Drive
                              Houston, Texas 77057
          (Address of principal executive offices, including zip code)

                                 (713) 785-0444
              (Registrant's telephone number, including area code)
                                -----------------


--------------------------------------------------------------------------------

Item  7.     Financial Statements, Pro Forma Financial Information  and Exhibits

     (a)     Financial  statements  of  business  acquired:

I. Audited consolidated financial statements of Taurus Entertaiment Companies, Inc. for the fiscal years ended September 30, 1997 and 1996:

                    Independent  Auditors  Report                      F-2

                    Consolidated  Balance  Sheets  as  of
                    September  30,  1997  and  1996                    F-3

                    Consolidated  Statements  of  Operations
                    for  the  years  ended  September  30,  1997
                    and  1996                                          F-4

                    Consolidated  Statements  of  Stockholders'
                    (Deficit)  Equity  for  the  years  ended
                    September  30,  1997  and  1996                    F-5

                    Consolidated  Statements  of  Cash  Flows
                    for  the  years  ended  September  30,  1997
                    and  1996                                          F-6

                    Notes  to  the  Audited  Consolidated
                    Financial  Statements                              F-8-14

II. Unaudited consolidated financial statements of Taurus Entertaiment Companies, Inc. for the interim periods ended June 30, 1998 and 1997:

                    Balance  Sheet  as  of  June  30,  1998            FF-1-2

                    Statement  of  Operations  for  the  three and
                    nine  months  ended  June  30,  1998  and  1997.   FF-3

                    Statement  of  Changes  in  Stockholders' Equity
                    for  the  nine  months  ended  June  30,  1998     FF-4

                    Statement  of  Cash  Flows  for  the
                    nine  months  ended  June  30,  1998  and  1997    FF-5-6

                    Notes  to  the  Unaudited  Consolidated            FF-7-11
                    Financial  Statements

     (b)     Pro  forma  financial  information:

          I.   Unaudited  pro  forma  consolidated balance sheets
               as  of  June  30,  1998                                 FFF-2

          II.  Unaudited  pro  forma  consolidated  statements of
               operations for the nine months ended June 30, 1998      FFF-3

          III. Unaudited  pro  forma  consolidated statements  of
               operations  for  the year ended September 30, 1997      FFF-4


          IV.  Notes  to  the  unaudited  pro  forma consolidated
               financial  statements                                   FFF-5-6

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Amendment No. 1 of Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RICK'S CABARET INTERNATIONAL, INC.



Date:  October  20,  1998                       By: /s/ Robert L. Watters
                                                    -------------------------
                                                    Robert L. Watters, President

                      TAURUS PETROLEUM, INC. & SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                For the Years Ended September 30, 1997 and 1996

                                       and

                         Report of Independent Auditors

                        Report of Independent Auditors


Board of Directors and Stockholders
Taurus Petroleum, Inc.

We have audited the consolidated balance sheets of Taurus Petroleum, Inc.and Subsidiaries as of September 30, 1997 and 1996, and the relatedconsolidated statements of operations, stockholders' (deficit) equity andcash flows for the years then ended. These consolidated financialstatements are the responsibility of the management of Taurus Petroleum,Inc. Our responsibility is to express an opinion on these consolidatedfinancial statements based on our audit.

We conducted our audit in accordance with generally accepted auditingstandards. These standards require that we plan and perform the audits toobtain reasonable assurance about whether the financial statements are freeof material misstatement. An audit includes examining, on a test basis,evidence supporting the amounts and disclosures in the consolidatedfinancial statements. An audit also includes assessing the accountingprinciples used and significant estimates made by management, as well asevaluating the overall financial statement presentation. We believe thatour audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements included hereinpresent fairly, in all material respects, the financial position of TaurusPetroleum, Inc. and Subsidiaries at September 30, 1996, and the results oftheir operations and their cash flows for the years then ended, inconformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming thatTaurus Petroleum, Inc. will continue as a going concern. As more fullydiscussed in
Note 2, the Company has incurred recurring operating losses andhas a working capital deficiency. These conditions raise substantial doubtabout the Company's ability to continue as a going concern. These financialstatements do not include any adjustments to reflect the possible futureeffects on the recoverability and classification of assets or the amountsand classification of liabilities that may result from the outcome of thisuncertainty.


Simonton, Kutac & Barnidge, L.L.P.

Houston, Texas

December 15, 1997

                    TAURUS PETROLEUM, INC. & SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS


                                                              September 30,
                                                             1997       1996
ASSETS

Current Assets:
        Cash and cash equivalents                       $      797   $      156
                                                        -----------  -----------
                Total Current Assets                           797          156
                                                        -----------  -----------
Other assets                                                    --       26,844
                                                        -----------  -----------
                        Total Assets                    $      797   $   27,000
                                                        -----------  -----------

LIABILITIES AND STOCKHOLDERS' DEFICIT


Current Liabilities:
        Accounts payable - trade                        $   26,573   $   30,000
        Due to related parties                              14,880           --
                                                        -----------  -----------
                        Total Current Liabilities           41,453       30,000
                                                        -----------  -----------
Stockholders' Equity:
        Common stock, par value $.001; authorized
                200,000,000 shares; issued 60,307,749
                shares in 1997 and 1996                     60,307       60,307
        Additional paid-in capital                       3,112,694    3,111,844
        Accumulated deficit (since date of
                reorganization in November 1994)        (3,131,084)  (3,092,578)
                                                        -----------  -----------
                                                            41,917       79,573
Less treasury stock; 353,707
         shares at cost                                    (82,573)     (82,573)
                                                        -----------  -----------
                Total Stockholders' Deficit                (40,656)      (3,000)
                                                        -----------  -----------
                Total Liabilities and Stockholders'
                Deficit                                 $      797   $   27,000
                                                        -----------  -----------

The following notes are an integral part of these financial statements

                     TAURUS PETROLEUM, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                             For the Years Ended
                                                September 30,
                                              1997          1996
Operating Revenue:
        Oil and gas sales                 $        --   $    82,782
        Administrative overhead                    --         5,558
                                          ------------  ------------
                                                   --        88,340

Costs and operating expenses:
        Lease operating, including taxes           --        59,414
        Depreciation and depletion                 --        12,840
        General and administrative             38,653        50,964
        Management agreement                       --        60,000
                                          ------------  ------------
                                               38,653       183,218

                Loss from operations          (38,653)      (94,878)

Other income (expense):
        Interest expense                           --          (482)
        Other                                     147            56
                                          ------------  ------------
                                                  147          (426)
                                          ------------  ------------
                Net loss                  $   (38,506)  $   (95,304)
                                          ------------  ------------

Net loss per common share                 $     (0.00)  $     (0.00)
                                          ------------  ------------

Weighted average number of
        common shares outstanding          60,307,749    60,307,749
                                          ------------  ------------

The following notes are an integral part of these financial statements

                                  TAURUS PETROLEUM, INC. & SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                             For the Years Ended September 30, 1997 and 1996


                                                                                                Total
                                                     Additional       Less                  Stockholders'
                                   Common Stock       Paid-In      Accumulated   Treasury     (Deficit)
                                Shares     Amount     Capital        Deficit       Stock        Equity
Balance, September 30, 1995   60,307,749  $ 60,307  $ 3,082,328  $ (2,997,274)  $ (82,573)  $     62,788

Contributed capital                   --        --       29,516            --          --         29,516

Net loss                              --        --           --       (95,304)         --        (95,304)
                             -----------  --------  -----------  -------------  ----------  -------------
Balance, September 30, 1996   60,307,749    60,307    3,111,844    (3,092,578)    (82,573)        (3,000)

Contributed capital                   --        --          850            --          --            850

Net loss                              --        --           --       (38,506)         --        (38,506)
                             -----------  --------  -----------  -------------  ----------  --------------
Balance, September 30, 1997   60,307,749  $ 60,307  $ 3,112,694  $ (3,131,084)  $ (82,573)  $    (40,656)
                             -----------  --------  -----------  -------------  ----------  --------------

The following notes are an integral part of these financial statements

                       TAURUS PETROLEUM, INC. & SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF CASH FLOWS


                                                               For the Years Ended
                                                                  September 30,
                                                                1997        1996
Cash Flows from Operating Activities:
        Net loss                                             $ (38,506)  $  (95,304)
        Adjustments to reconcile net loss to
          net cash used in operations:
                  Depreciation and depletion                        --       12,840
                  Other changes in current assets and
                         liabilities relating to operations     10,812     (128,112)
                                                             ----------  -----------
                Net cash used in operating activities          (27,694)    (210,576)

Cash Flows from Investing Activities:
        Net proceeds from sale of property
                and equipment                                       --      311,084
        Decrease (increase) in other assets                     26,844      (26,844)
                                                             ----------  -----------
                Net cash (used in) provided by investing
                        activities                                (850)     284,240

Cash Flows from Financing Activities:
        Note payments                                               --      (92,358)
        Other                                                    1,491       16,676
                                                             ----------  -----------
                Net cash provided by (used in)
      financing activities                                       1,491      (75,682)
                                                             ----------  -----------
                Net increase (decrease) in cash                    641       (2,018)

Cash and cash equivalents:

        Beginning of year                                          156        2,174
                                                             ----------  -----------
        End of year                                          $     797   $      156
                                                             ----------  -----------

The following notes are an integral part of these financial statements

                       TAURUS PETROLEUM, INC. & SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)



                                                               For the Years Ended
                                                                September 30,
                                                                  1997      1996

Supplemental disclosure of cash
        flow information:

                Cash paid during the year
                  for interest                               $      --   $      482
                                                             ----------  -----------

The following notes are an integral part of these financial statements

                    TAURUS PETROLEUM, INC. & SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1997 and 1996


NOTE 1 - SIGNIFICANT CHANGE OF BUSINESS OPERATIONS

In  addition  to the change of ownership and control effective July 1, 1996 (See
Note 2), the Company's business and operations have also changed significantly. It has divested itself of all oil and gas assets and will no longer continue in this business. The Company plans to enter into the adult entertainment business.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation --- The accompanying consolidated financial statements include the accounts of Taurus Petroleum, Inc. ("TPI" or the "Company") and its wholly owned subsidiaries for years ended September 30, 1997 and 1996. The Company's only significant subsidiary was Ridgeway Exco, Inc. ("Ridgeway"). All intercompany balances and transactions have been eliminated in consolidation, and Ridgeway ceased being a subsidiary in fiscal year ending September 30, 1996.

Effective July 1, 1996, SBCA Holdings, Inc. acquired all the common stock previously controlled individually and/or beneficially by Thomas P. McDonnell and Validus Operating, Inc., (8,262,602 and 20,000,000, respectively) for a total of 28,262,602 shares or 46.87% of the Company's common stock. SBCA Holdings, Inc. exchanged 17,500 shares of common stock it owns in a private company, The Enigma Group, Inc., for the aforementioned common stock of the Company. SBCA Holdings, Inc. is controlled by Mr. Stephen E. Fischer. The Board of Directors of the Company appointed Mr. Stephen E. Fischer to the Board of Directors and appointed Mr. Fischer as Chairman of the Board on April 29, 1996. The Company has entered into business combination discussions with entities controlled by Mr. Fischer, as well as other entities.

These financial statements have been prepared on the "going concern" basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company's continuation as a "going concern" is dependent on the establishment of profitable operations, and upon either the continued financial support of its principal shareholders or upon the ability of the Company to raise additional capital. Management is pursuing various options to attract capital, including infusions of cash and mergers. The outcome of these matters cannot be predicted at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.

                   TAURUS PETROLEUM, INC. & SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997 and 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment --- The Company follows the successful efforts method of accounting for its oil and gas producing activities. Under this method of accounting, all property acquisition costs and well costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well will be productive. If any exploratory well is nonproductive, the capitalized costs of drilling the well, net of any salvage value, are charged to expense. The cost of development wells are capitalized, whether the well is productive or unproductive. Unproved properties are assessed periodically to determine whether there has been a decline in value, and if such decline is indicated, a loss is recognized. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties, including delay rentals, are expenses as incurred.

Depreciation and depletion are computed separately on each individual prospect. Proved property leasehold and mineral rights are depleted on the unit-of-production method over the estimated total proved reserves of the individual prospects. Completed well costs are depreciated on the unit-of-production method over the estimated proved developed reserves of each well.

The Company uses the present value of net revenue from proved oil and gas reserves, based on constant prices in assessing the recorded net investment in proved oil and gas properties.

Depreciation of other property and equipment is computed on the straight-line method over estimated useful lives ranging from 5 to 10 years.

Federal Income Tax --- The Company records income taxes under Financial Accounting Standards Board Statement No. 109 using the liability method (See
Note 3). Under this method, deferred tax assets and liabilities are measured by using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of Statement No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the differences originated.

Loss Per Common Share --- Loss per common share was computed by dividing the net loss by the weighted average number of common shares outstanding during the respective periods.

Cash Equivalents --- For purposes of the statement of cash flows, all highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

                     TAURUS PETROLEUM, INC. & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1997 and 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Oil and Gas Sales --- The Company recognizes revenue for its oil and gas sales when produced and delivered to the purchaser.

Gas Balancing --- The Company recognizes the sale of gas when the gas is produced and delivered to the purchasers. At this time the Company's exposure with respect to gas imbalances is minimal. The Company has no gas imbalance situations involving its operated properties. Outside operated properties may have gas imbalance situations. However, if present, the effect to the Company would be minimal, due to the Company's small ownership in outside operated properties.

NOTE  3  -  NOTES  PAYABLE

At September 30, 1995, notes payable consisted of unsecured notes in the original amounts of $99,000 and $50,000 due in monthly installments through 2002 and 2004, respectively. The notes were payable to Validus Operating, Inc. and bear interest at the prime rate of six and one half percent at September 30, 1995. These notes were extinguished as part of the change of ownership and control effective July 1, 1996.

NOTE  4  -  INCOME  TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There are no significant temporary differences.

Deferred tax assets consist of the Company's net operating losses. Due to past operating losses and the probable limitations on the future use of the operating loss carryforwards as discussed below, a valuation allowance to offset the deferred tax assets has been established at September 30, 1996.

As a result of the business and ownership changes discussed in Notes 1 and 6, it is unlikely that the Company will ever be able to utilize the net operating loss carryforwards or unused investment tax credits that have accumulated over past years.

                      TAURUS PETROLEUM, INC. & SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           September 30, 1997 and 1996

NOTE 5 - STOCK OPTIONS AND COMPENSATION

On April 24, 1986, the Board of Directors of TPI adopted the 1986 Incentive Stock Option Plan (the "Option Plan"), reserving 500,000 shares for issuance under the Option Plan. Under the Option Plan, the Board of Directors may grant options to the officers and key employees of TPI and its subsidiaries. As of September 30, 1991, all options granted under this plan have expired. At
September 30, 1995, options to purchase 500,000 shares remained available for grant under the plan, however, the plan was terminated on April 24, 1996.

NOTE  6  -  MAJOR  CUSTOMERS

Sales to individual customers which as a percentage of total revenue exceeded 10% were as follows:

                                                  For the Years Ended
                                                     September 30,
                Customers                            1997      1996

        Detroit of Texas (Gulf Coast Pipeline)        --          64%
        Texaco Trading & Transportation               --          26%

NOTE 7 - RELATED PARTY TRANSACTIONS

Prior to July 1, 1996, TPI was operated by Validus Operating, Inc. (Validus) under a Management Agreement, which was originally effective April 1, 1990, and has been extended through January 31, 1996. Under the terms of this agreement, Validus is entitled to $10,000 per month for its services. Validus is an oil and gas operating company controlled by Thomas P. McDonnell ("McDonnell"). Mr. McDonnell currently serves as a member of the Board of Directors. On December 7, 1992, the Company issued 20,000,000 shares of TPI Common Stock to Validus at $.005 per share as consideration for $100,000 of the management fees payable to Validus. In addition, TPI converted the remaining management fee payable at September 30, 1992 of $99,000 to a long-term note payable. Also on September 30, 1993, TPI converted an additional $50,000 of management fee payable to a long-term note payable. The principal of both notes would have been amortized over a 10-year period at the prevailing monthly prime rate of interest. In an effort to eliminate the liabilities of the Company, the Board of Directors decided to divest all of the oil and gas assets of the Company in exchange for the extinguishment of the debt owed to Validus. These assets were divested to Mr. Thomas P. McDonnell, currently the sole shareholder of Validus Operating, Inc. The liabilities exceeded the asset value of the Company. This transaction was effective July 1, 1996.

                    TAURUS PETROLEUM, INC. & SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          September 30, 1997 and 1996


NOTE 8 - SIGNIFICANT SUBSEQUENT EVENTS

On November 24, 1997, the Company held its Annual Meeting of Stockholders. Several proposals were made, passed and adopted by the Company. Some of the more significant changes were as follows:

- - the corporate name is changed to Taurus Entertainment Companies, Inc.
- - a reverse common stock split was approved whereby stockholders will have one share for each 300 shares previously held (1:300 shares).
- - the articles of incorporation were amended to reduce the number of authorized shares of post reverse-split common stock par value $0.001 to 20,000,000 shares.
- - the articles of incorporation were amended to authorize 10,000,000 shares of preferred stock.

NOTE 9 - DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

At September 30, 1997 and 1996, capitalized costs and the accumulated depreciation and depletion relating to the Company's oil and gas producing activities, all of which are in the United States, were as follows:

                                           September 30,
                                           1997     1996

Unproved oil and gas properties         $     --  $     --
Proved oil and gas properties                 --        --
Accumulated depreciation and depletion        --        --
                                        --------  --------
        Net capitalized costs           $     --  $     --
                                        --------  --------

Costs incurred, capitalized and expensed in connection with oil and gas producing activities for the years ended September 30, 1997 and 1996 were as follows:

                              1997     1996

Depreciation and depletion  $   --  $ 12,640
                            ------  --------

                     TAURUS PETROLEUM, INC. & SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997 and 1996


NOTE 9 - DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (Continued)

Results of operations from oil and gas producing activities for the years ended September 30, 1997 and 1996 were as follows:

                                             1997        1996
Oil and gas leases                       $       --  $ 82,782
Lease operating costs                            --   (59,414)
Depreciation and depletion                       --   (12,640)
General and administrative                       --   (10,482)
                                         ----------  ---------
Results of operations for producing
        activities, excluding corporate
        overhead and interest expense    $       --  $    246
                                         ----------  ---------

No  income  taxes  are  reflected  in  the  above table due to the effect of tax
Credits  and  loss  carryforwards  related  to oil and gas producing activities.

A summary of changes in quantities of proved oil and gas reserves for the years ended September 30, 1997 and 1996 is as follows (all reserves are proved developed) (unaudited):

                                                   Gas         Oil
                                                  (MCF)      (Bbls.)

Balances, September 30, 1995                    1,029,354      6,203

Sales of Reserves in Place                     (1,004,851)    (5,046)
Production                                        (24,503)    (1,157)
                                               -----------  ---------
Balances, September 30, 1996                           --         --
                                               -----------  ---------
Balances, September 30, 1997                           --         --
                                               -----------  ---------

There were no discounted future net cash flows relating to proved oil and gas reserves at September 30, 1997 and 1996.

                     TAURUS PETROLEUM, INC. & SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        September 30, 1997 and 1996


NOTE 9 - DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (Continued)

The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the years ended September 30, 1997 and 1996 are as follows (unaudited):

                                                    1997         1996
Sales of oil and gas produced, net
        of production costs                   $         --   $         --
Net change in prices and production costs               --             --
Revisions of previous quantity estimates                --             --
Sales of reserves in place                              --       (368,936)
Net change in discount                                  --             --
Other                                                   --             --
                                              ------------   -------------
                Net increase (decrease)                 --       (368,936)

Beginning of period                                     --        368,936
                                              ------------   -------------
End of period                                 $         --   $         --
                                              ------------   -------------

The estimate of proved reserves and related valuations for 1997 and 1996 were determined by an independent petroleum-engineering firm. The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were presented in accordance with the provisions of Statement of Financial Accounting Standard No. 69. The standardized measure does not purport to represent the fair market value of the Company's proved oil and gas reserves. An estimate of fair market value would also take into account, among other factors, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risks inherent in reserve estimates. Under the standardized measure future cash inflows were computed by applying year-end prices to estimated future production of year-end reserves. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at year-end, based on year-end costs and assuming continuation of existing economic conditions. No future income taxes are reflected due to the effect of tax credits and loss carryforwards related to oil and gas producing activities. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows.

                                     F-14

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                                  BALANCE SHEET
                                  -------------
                                   (UNAUDITED)

                                  JUNE 30, 1998
                                  -------------



ASSETS
- -----------------------------------
                                      June 30,    September 30,
                                        1998           1997
                                     -----------  --------------
                                     (Unaudited)
Current Assets:
  Cash. . . . . . . . . . . . . . .  $    9,300   $          797
  Trade receivables . . . . . . . .      63,275               --
  Employee advances . . . . . . . .       1,706               --
  Note receivable - related party .      80,010               --
  Inventories . . . . . . . . . . .      14,120               --
                                     -----------  --------------

      Total Current Assets. . . . .     168,411              797
                                     -----------  --------------

Property and Equipment:
  Buildings . . . . . . . . . . . .     908,754               --
  Furniture and fixtures. . . . . .     350,550               --
  Leasehold improvements. . . . . .     695,699               --
  Equipment . . . . . . . . . . . .      99,295               --
  Accumulated depreciation. . . . .    (220,291)              --
                                     -----------  --------------
                                      1,834,007               --
  Land. . . . . . . . . . . . . . .     762,732               --
                                     -----------  --------------

      Total Property and Equipment.   2,596,739               --
                                     -----------  --------------

Other Assets:
  Other . . . . . . . . . . . . . .     142,483               --
                                     -----------  --------------

      Total Other Assets. . . . . .     142,483               --
                                     -----------  --------------

      Total Assets. . . . . . . . .  $2,907,633   $          797
                                     ===========  ==============

       The following notes are an integral part of these unaudited financial statements.

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                                  BALANCE SHEET
                                  -------------
                                   (UNAUDITED)

                                  JUNE 30, 1998
                                  -------------



LIABILITIES AND STOCKHOLDERS' EQUITY
- -----------------------------------------------
                                                   June 30,     September 30,
                                                     1998           1997
                                                 ------------  ---------------
                                                 (Unaudited)
Current Liabilities:
  Accounts payable and accrued liabilities. . .  $   494,042   $       26,573
  Current portion of notes payable. . . . . . .      274,430               --
  Account payable - related party . . . . . . .       51,397           14,880
  Income taxes payable. . . . . . . . . . . . .       99,723               --
  Note payable - related party. . . . . . . . .       90,050               --
                                                 ------------  ---------------

      Total Current Liabilities . . . . . . . .    1,009,642           41,453
                                                 ------------  ---------------

Long-term portion of notes payable. . . . . . .    1,169,548               --
                                                 ------------  ---------------

Stockholders' Equity:
  Common stock, par value $.001; authorized
    20,000,000 shares; 4,305,012 issued and
    outstanding shares. . . . . . . . . . . . .        4,305           60,307
  Additional paid-in capital. . . . . . . . . .    7,359,026        3,112,694
  Accumulated deficit (since date of
    reorganization in November 1994). . . . . .   (6,552,277)      (3,131,084)
Less treasury stock, 1,179 shares at cost . . .      (82,611)         (82,573)
                                                 ------------  ---------------

    Total Stockholders' Equity. . . . . . . . .      728,443          (40,506)
                                                 ------------  ---------------

    Total Liabilities and Stockholders' Equity.  $ 2,907,633   $          797
                                                 ============  ===============

       The following notes are an integral part of these unaudited financial statements.

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                                STATEMENT OF OPERATIONS
                               ------------------------
                                      (UNAUDITED)

                                          For the                    For the
                                    Three Months Ended           Nine Months Ended
                                          June 30,                   June 30,
                                  -------------------------  -------------------------
                                     1998          1997         1998          1997
                                  -----------  ------------  -----------  ------------
Operating Revenue:
  Cover charge revenue . . . . .     336,882            --      880,255            --
  Bar and food sales revenue . .     209,828            --      626,638            --
  Floor fee revenue. . . . . . .      66,793            --      178,376            --
  Rental revenue . . . . . . . .          --            --       66,839            --
  Administrative overhead
    & management fees. . . . . .          --            --           --           147
  Other revenue. . . . . . . . .      48,926            --      167,780            --
                                  -----------  ------------  -----------  ------------
    Total operating revenues . .     662,428            --    1,919,887           147
                                  -----------  ------------  -----------  ------------

Operating Expenses:
  Costs of sales . . . . . . . .      65,023            --      201,040            --
  General and administrative . .     119,700           115      329,481         1,112
  Salaries and wages . . . . . .     322,435            --      699,123            --
  Contract labor . . . . . . . .      14,756            --       34,199            --
  Rent and utilities . . . . . .      74,064            --      179,513            --
  Taxes and insurance. . . . . .     155,410            --      261,625            --
  Advertising. . . . . . . . . .      27,698            --       95,537            --
  Legal and professional . . . .      73,806            --      195,732            --
  Depreciation and amortization.      62,832            --       85,697            --
                                  -----------  ------------  -----------  ------------
    Total operating expenses . .     915,725           115    2,081,948         1,112
                                  -----------  ------------  -----------  ------------

  Income (loss) from operations.    (253,297)         (115)    (162,061)         (965)

Other income (expense):
  Interest expense . . . . . . .      41,016            --       80,669            --
                                  -----------  ------------  -----------  ------------
    Total other income (expense)      41,016            --       80,669            --
                                  -----------  ------------  -----------  ------------
Loss before income tax expense .    (294,313)         (115)    (242,730)         (965)
Income tax expense . . . . . . .     (24,956)           --           --            --
                                  -----------  ------------  -----------  ------------

Net loss . . . . . . . . . . . .  $ (269,357)  $      (115)  $ (242,730)  $      (965)
                                  ===========  ============  ===========  ============
Net loss per common share:
    Basic and diluted. . . . . .  $    (0.07)  $     (0.00)  $    (0.09)  $     (0.00)
                                  ===========  ============  ===========  ============

Weighted average number of
  common shares outstanding:
    Basic and diluted. . . . . .   4,093,979    60,307,749    2,691,494    60,307,749
                                  ===========  ============  ===========  ============

       The following notes are an integral part of these unaudited financial statements.

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                                STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                --------------------------------------------

                                  FOR THE NINE MONTHS ENDED JUNE 30, 1998
                                  ---------------------------------------
                                                (UNAUDITED)

                                                                                                  Total
                                                        Additional                    Less    Stockholders'
                                     Common Stock        Paid-In     Accumulated    Treasury    (Deficit)
                               -----------------------
                                  Shares      Amount     Capital       Deficit       Stock        Equity
                               ------------  ---------  ----------  -------------  ----------  ------------
Balance, September 30, 1997 .   60,307,749   $ 60,307   $3,112,694  $ (3,131,084)  $ (82,573)  $   (40,656)

Reverse stock split . . . . .  (60,106,723)   (60,106)      60,106            --          --            --

Purchase of Treasury stocks .           --         --           --            --         (38)          (38)

Issuance of common shares . .      728,986        729      814,601            --          --       795,693

Shares issued in exchange for
  asset acquired. . . . . . .    3,375,000      3,375    3,371,625            --          --     3,375,000

Deemed dividend . . . . . . .           --         --           --    (3,178,463)         --    (3,178,463)

Net loss. . . . . . . . . . .           --         --           --       242,730          --       242,730
                               ------------  ---------  ----------  -------------  ----------  ------------

Balance, March 31, 1998 . . .    4,305,012   $  4,305   $7,359,026  $ (6,552,277)  $ (82,611)  $   728,443
                               ============  =========  ==========  =============  ==========  ============

       The following notes are an integral part of these unaudited financial statements.

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------
                                   (UNAUDITED)

                                                               For the
                                                          Nine Months Ended
                                                               June 30,
                                                          ------------------
                                                             1998      1997
                                                          ----------  ------
Cash Flows from Operating Activities:
  Net income (loss). . . . . . . . . . . . . . . . . . .  $(242,730)  $(965)
  Adjustments to reconcile net income (loss) to
    net cash used in operations:
     Depreciation and amortization . . . . . . . . . . .     85,699      --
     Increase in receivables . . . . . . . . . . . . . .    (40,378)     --
     Decrease in prepaid expenses. . . . . . . . . . . .      4,500      --
    Increase in other assets . . . . . . . . . . . . . .    (88,087)     --
    Increase in inventory. . . . . . . . . . . . . . . .     (7,620)     --
    Decrease in cash overdraft . . . . . . . . . . . . .    (23,162)     --
    Increase in accounts payable . . . . . . . . . . . .    413,502      --
    Increase in income taxes payable . . . . . . . . . .     29,196      --
                                                          ----------  ------
    Net cash provided by (used in) operating activities.    130,924    (965)
                                                          ----------  ------

Cash Flows from Investing Activities:
  Payments for notes receivable. . . . . . . . . . . . .    (47,879)     --
  Acquisition of property and equipment. . . . . . . . .   (752,769)     --
                                                          ----------  ------
    Net cash provided by (used in) investing activities.   (800,648)     --
                                                          ----------  ------

Cash Flows from Financing Activities:
  Proceeds from issuance of common stock . . . . . . . .    814,601      --
  Proceeds from notes payable. . . . . . . . . . . . . .     90,049      --
  Payments on notes payable. . . . . . . . . . . . . . .   (226,385)     --
  Capital contributions. . . . . . . . . . . . . . . . .         --     850
  Purchase of Treasury stock . . . . . . . . . . . . . .        (38)     --
                                                          ----------  ------
    Net cash from financing activities . . . . . . . . .    678,227     850
                                                          ----------  ------

    Net increase (decrease) in cash. . . . . . . . . . .      8,503    (115)

Cash and cash equivalents, beginning of period . . . . .        797     156
                                                          ----------  ------

Cash and cash equivalents, end of period . . . . . . . .  $    9300   $  41
                                                          ==========  ======

       The following notes are an integral part of these unaudited financial statements.

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                       STATEMENT OF CASH FLOWS (CONTINUED)
                       ----------------------------------
                                   (UNAUDITED)

                                                       For the
                                                  Nine Months Ended
                                                      June 30,
                                                   --------------
                                                    1998    1997
                                                   -------  -----
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest. . .  $80,669  $  --
                                                   =======  =====
    Cash paid during the period for income taxes.  $    --  $  --
                                                   =======  =====

       The following notes are an integral part of these unaudited financial statements.

                      TAURUS ENTERTAINMENT COMPANIES, INC.
                      ------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                  JUNE 30, 1998
                                  -------------
                                   (UNAUDITED)

NOTE  1  -  GENERAL
- -------------------

The accounting policies followed by Taurus Entertainment Companies, Inc. (the "Company"), formerly named Taurus Petroleum, Inc., are set forth in the notes to the Company's audited financial statements in the report on Form 10-KSB filed for the year ended September 30, 1997, which is incorporated herein by reference. Such policies have been continued without change. Also, refer to the notes with those financial statements for additional details of the Company's financial condition, results of operations and cash flows. All material items included in those notes have not changed except as a result of normal transactions in the interim, or as disclosed within this report. Any and all adjustments are of a "normal recurring nature".

In the opinion of management, the accompanying interim unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of June 30, 1998, and the results of operations and cash flows for the three month periods ended June 30, 1998 and 1997.

NOTE  2  -  ACQUISITION  OR  DISPOSITION  OF  ASSETS
- ----------------------------------------------------

On December 31, 1997, Taurus Entertainment Companies, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Enigma Agreement") with The Enigma Group, Inc. ("Enigma") which provided for the acquisition by the Company of substantially all of the assets of Enigma (the "Enigma Assets"). The Enigma Assets consisted of: (i) certain real estate commonly known as 410 N. Sam Houston Parkway E. Houston, Texas 77060 (the "Enigma Location") which is the existing location of Broadstreets Cabaret, an adult entertainment cabaret ("Broadstreets Cabaret"); (ii) furniture, fixtures, equipment, goods, and other personal property of Enigma as such existed on December 31, 1997, located at the Enigma Location (the "Personal Property"); (iii) Enigma's lease interest as lessor for the Enigma Location; and (iv) all right, title and interest in and to any and all trademarks, trade names, trade dress, service marks, slogans, logos, corporate or partnership names (and any existing or possible combination or derivation of any or all of the same) and general intangibles.

Pursuant to the terms of the Enigma Agreement, as consideration for the Enigma Assets, the Company paid to Enigma 350,000 shares of common stock of the Company valued at $1.00 per share. The Company assumed approximately $578,000 of debt associated with the real estate. The Enigma Agreement was the result of negotiations between the Company and Enigma and was based on numerous factors including the Company's estimate of the value of the Enigma Location and the Personal Property. Eric Langan and Stephen E. Fischer, directors of the Company, controlled Enigma. Mr. Langan and Mr. Fischer abstained from voting on this transaction.

       The following notes are an integral part of these unaudited financial statements.

NOTE  2  -  ACQUISITION  OR  DISPOSITION  OF  ASSETS  (CONTINUED)
- ----------------------------------------------------------------

The lessee of the Enigma Location is Atcomm Services, Inc. ("Atcomm"), which operates Broadstreets Cabaret. The Company, through its wholly owned subsidiary Broadstreets Cabaret, Inc. ("Broadstreets"), entered into an Asset Purchase Agreement with Atcomm which provided for the acquisition by the Company of substantially all of the assets of Atcomm (the "Atcomm Agreement"). The assets acquired by Broadstreets consisted of: (i) all right, title, interest and claim to the permit to operate a sexually oriented business at the Enigma Location;
(ii) all inventory located at the Enigma Location; (iii) Atcomm's lease interest as lessee for the Enigma Location; and (iv) all right, title and interest in and to any and all trademarks, trade names, trade dress, service marks, slogans, logos, corporate or partnership names (and any existing or possible combination or derivation of any or all of the same) and general intangibles. The Company intends to continue to operate the adult nightclub at this location.

Pursuant to the terms of the Asset Purchase Agreement with Atcomm, Broadstreets agreed to pay, as consideration, $225,000 to Atcomm, payable pursuant to the terms of a four year unsecured promissory note of Broadstreets, payable monthly, in arrears and bearing interest at the rate of six percent (6%) per annum. The Atcomm Agreement was the result of negotiations between the Company and Atcomm and was based on numerous factors including the Company's estimate of the value of the sexually oriented business permit owned by Atcomm, current revenues of Atcomm and the leasehold rights held by Atcomm. Atcomm was owned by the son of Stephen E. Fischer, a director of the Company. Mr. Fischer abstained on voting on this transaction.

On December 31, 1997, the Company entered into an Exchange Agreement with the members of Citation Land, L.L.C. (the "Citation Agreement") which provided for the acquisition by the Company of all of the outstanding membership interests in Citation Land, L.L.C. ("Citation"). Citation owns certain real estate in Houston, Texas at which another company, XTC Cabaret, Inc. ("XTC") operates an adult entertainment business (the "XTC Location"). As discussed below, the Company has acquired all of the stock of XTC and intends to continue operating an adult entertainment business at the XTC Location. Citation also owns approximately 350 acres of ranch land in Brazoria County, Texas, 50 acres of raw land in Wise County, Texas, and owns options to purchase real estate in Austin, Texas and San Antonio, Texas, at which the Company contemplates operating adult entertainment businesses.

       The following notes are an integral part of these unaudited financial statements.

NOTE  2  -  ACQUISITION  OR  DISPOSITION  OF  ASSETS  (CONTINUED)
- ----------------------------------------------------------------

Pursuant to the terms of the Citation Agreement, the Company paid to the Citation Stockholders an aggregate of 2,500,000 shares of common stock of the Company which the Company valued at $1.00 per share. The Citation Agreement was the result of negotiations between the Company and the members of Citation and was based on numerous factors including the Company's estimate of the value of the assets of Citation which the Company estimated, based upon the existing lease, the estimated value of the real estate and the options, to be approximately $2,500,000. Eric Langan, Chairman of the Board of the Company controlled Citation. Mr. Langan abstained on voting on this transaction.

On December 31, 1997, the Company entered into a Stock Exchange Agreement with the stockholders of XTC Cabaret, Inc. (the "XTC Agreement") which provided for the acquisition by the Company of all of the outstanding stock of XTC Cabaret, Inc. ("XTC"). XTC operates three adult entertainment businesses, two in Houston and one in Austin. Citation is the landlord of one of XTC's adult nightclubs in Houston, Texas and has an option to purchase the real estate in Austin. The Company intends to continue operating XTC as an adult entertainment business.

Pursuant to the terms of the XTC Agreement, the Company paid the XTC Stockholders an aggregate of 525,000 shares of common stock of the Company valued at $1.00 per share. The XTC Agreement was the result of negotiations between the Company and the XTC Stockholders and was based on numerous factors including the Company's estimate of the value of the assets of XTC which the Company estimated, based upon current operations and future revenues from its three existing adult nightclubs to be approximately $525,000. Eric Langan, Chairman of the Board of the Company and Mitchell White, director of the Company, are the sole stockholders of XTC. Messrs. Langan and White abstained on voting on this transaction.

       The following notes are an integral part of these unaudited financial statements.

NOTE  2  -  ACQUISITION  OR  DISPOSITION  OF  ASSETS  (CONTINUED)
- ----------------------------------------------------------------

Each of the aforementioned acquired businesses has common ownership with the Company as noted. The transaction was accounted for using the purchase method as follows:

                                  Atcomm
                              Services, Inc      The
                                  d/b/a         Enigma      Citation       XTC
                               Broadstreets     Group,       Land,       Cabaret,
                                 Cabaret         Inc.         LLC          Inc.        Total
                              --------------  ----------  ------------  ----------  ------------
  Assets . . . . . . . . . .  $        6,500  $ 868,269   $ 1,123,943   $ 197,119   $ 2,195,831
  Liabilities. . . . . . . .              --   (578,665)   (1,025,210)   (170,419)   (1,774,294)
                              --------------  ----------  ------------  ----------  ------------
    Net tangible assets. . .           6,500    289,604        98,733      26,700       421,537
                              --------------  ----------  ------------  ----------  ------------

  Consideration Paid:
    Issuance of note payable         225,000         --            --          --       225,000
    Common stock issued
       at $1 per share . . .              --    350,000     2,500,000     525,000     3,375,000
                              --------------  ----------  ------------  ----------  ------------
    Total Consideration. . .         225,000    350,000     2,500,000     525,000     3,600,000
                              --------------  ----------  ------------  ----------  ------------

  Dividend paid to
    shareholders . . . . . .  $      218,500  $  60,396   $ 2,401,267   $ 498,300   $ 3,178,463
                              ==============  ==========  ============  ==========  ============

Treatment of the excess cash consideration paid for the acquired businesses is accounted for as a deemed dividend in accordance with generally accepted accounting principles. Goodwill was not recorded since this transaction was consummated with related parties and this treatment would have constituted a step-up in basis. The transaction is reflected in the financial statements on the date the transaction occurred of December 31, 1997, in accordance with generally accepted accounting principles.

NOTE  3  -  STOCKHOLDERS'  EQUITY
- ---------------------------------

In November 1997, the Company's stockholders' approved a 1 for 300 reverse common stock split and the number of authorized shares of common stock was reduced from 200,000,000 to 20,000,000. Additionally, the Company authorized 10,000,000 shares of preferred stock.

       The following notes are an integral part of these unaudited financial statements.

NOTE  4  -  GOING  CONCERN
- --------------------------

On May 5, 1998, a fire damaged the adult entertainment facility known as Broadstreets Cabaret. The Company anticipates that Broadstreets will remain closed for at least 60 to 90 days during which time the Company plans to remodel the club. The Company believes this event will result in a material decline in revenues during the closure of Broadstreets and until it reopens and re-establishes the business. The Company believes that it has adequate insurance to cover this property damage. However, the re-opening date of Broadstreets is projected to be mid-October, 1998.

These financial statements have been prepared on the "going concern" basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company's continuation as a "going concern" is dependent on the establishment of profitable operations, and upon either the continued financial support of its principal shareholders or upon the ability of the Company to raise additional capital. Management is pursuing various options to attract capital, including infusions of cash and mergers. The outcome of these matters cannot be predicted at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.

       The following notes are an integral part of these unaudited financial statements.

NOTE  5  -  SUBSEQUENT  EVENT
- -----------------------------

On August 11, 1998, Rick's Cabaret International, Inc. ("Rick's") acquired approximately 93% of the common stock (the "Shares") of Taurus Entertainment Companies, Inc. ("Taurus"). Rick's acquired the Shares in a private transaction (the "Exchange") with certain principal shareholders (the "Shareholders") of Taurus. In connection with the Exchange, Rick's acquired approximately 4,000,000 shares of Taurus, in exchange for approximately 1,150,000 shares of common stock of Rick's. Rick's now controls Taurus and the financial results of Taurus will be consolidated into Rick's financial reports.

Rick's is a publicly owned company in the adult entertainment business trading on NASDAQ under the symbol RICK, for Rick's common stock, and under they symbol RICKW for Rick's warrants. Rick's operates adult entertainment businesses in Houston, Texas, New Orleans, Louisiana and Minneapolis, Minnesota, and a dance club in Houston.

In  connection  with  the  Exchange, the following Directors of Taurus resigned:
Stephen Fischer, Mitchell White, Michael Thurman and Chris Curnow. Remaining as a Director is Eric Langan. Robert L. Watters, Chairman and President of Rick's, was appointed as a new Director of Taurus.

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


On August 11, 1998, Rick's Cabaret International, Inc. ("Rick's" or the "Company") acquired approximately 90% of the outstanding common stock of Taurus Entertainment Companies, Inc. ("Taurus"). Rick's issued 1,143,426 shares of common stock for Taurus. This acquisition has been accounted for using the purchase method of accounting. The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1998 and the year ended September 30, 1997 give effect to the transaction as if it had occurred on October 1, 1996.

The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at October 1, 1996, nor are they indicative of the Company's future results of operations.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company and the related notes thereto.

                                      FFF-1

                                     RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                                       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                        JUNE 30, 1998


                                                            ASSETS

                                                                  Historical
                                                 ---------------------------------------------
                                                    Rick's Cabaret       Taurus Entertainment     Pro Forma      Pro Forma
                                                  International, Inc.      Companies, Inc.       Adjustments    Consolidated
                                                 ---------------------  ----------------------  -------------  --------------
Current assets:
  Cash. . . . . . . . . . . . . . . . . . . . .  $            405,972   $               9,300   $          -   $     415,272
  Accounts receivable . . . . . . . . . . . . .               129,464                  64,981                        194,445
  Note receivable - related party . . . . . . .                     -                  80,010
  Inventories . . . . . . . . . . . . . . . . .                77,027                  14,120                         91,147
  Prepaid expenses. . . . . . . . . . . . . . .                41,224                       -                         41,224
                                                 ---------------------  ----------------------  -------------  --------------
    Total current assets. . . . . . . . . . . .               653,687                 168,411              -         822,098
                                                 ---------------------  ----------------------  -------------  --------------

Property and equipment. . . . . . . . . . . . .             7,952,674               2,817,030        780,000      11,549,704
  Less accumulated depreciation . . . . . . . .            (1,074,360)               (220,291)             -      (1,294,651)
                                                 ---------------------  ----------------------  -------------  --------------

                                                            6,878,314               2,596,739        780,000      10,255,053
                                                 ---------------------  ----------------------  -------------  --------------

Other assets:
  Goodwill and other intangibles
    (net of amortization) . . . . . . . . . . .             2,187,288                       -         87,257       2,274,545
  Other . . . . . . . . . . . . . . . . . . . .               147,002                 142,483              -         289,485
                                                 ---------------------  ----------------------  -------------  --------------
                                                            2,334,290                 142,483         87,257       2,564,030
                                                 ---------------------  ----------------------  -------------  --------------

                                                 $          9,866,291   $           2,907,633   $    867,257   $  13,641,181
                                                 =====================  ======================  =============  ==============


                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt . . . . . .  $            484,766   $             274,430   $          -   $     759,196
  Accounts payable and accrued expenses . . . .               925,558                 494,042                      1,419,600
  Accounts and notes payable - related parties.                     -                 141,447                        141,447
  Income taxes payable. . . . . . . . . . . . .                     -                  99,723                         99,723
                                                 ---------------------  ----------------------  -------------  --------------
    Total current liabilities . . . . . . . . .             1,410,324               1,009,642              -       2,419,966

Long-term debt, less current portion. . . . . .             3,825,567               1,169,548                      4,995,115
                                                 ---------------------  ----------------------  -------------  --------------

        Total liabilities . . . . . . . . . . .             5,235,891               2,179,190              -       7,415,081
                                                 ---------------------  ----------------------  -------------  --------------

Commitments and contingencies . . . . . . . . .                     -                       -                              -

Minority interests. . . . . . . . . . . . . . .                     -                       -         72,844          72,844

Stockholders' equity:
  Preferred stock . . . . . . . . . . . . . . .                                                                            -
  Common stock. . . . . . . . . . . . . . . . .                48,311                   4,305         (3,152)         49,464
  Additional paid-in capital. . . . . . . . . .             6,658,234               7,359,026     (5,832,023)      8,185,237
  Retained earnings (deficit) . . . . . . . . .            (2,076,145)             (6,552,277)     6,546,977      (2,081,445)
  Less treasury stock . . . . . . . . . . . . .                     -                 (82,611)        82,611               -
                                                 ---------------------  ----------------------  -------------  --------------
    Total stockholders' equity. . . . . . . . .             4,630,400                 728,443        794,413       6,153,256
                                                 ---------------------  ----------------------  -------------  --------------
                                                 $          9,866,291   $           2,907,633   $    867,257   $  13,641,181
                                                 =====================  ======================  =============  ==============

See accompanying notes to unaudited pro forma consolidated financial statements.

                                      FFF-2

                              RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE NINE MONTHS ENDED JUNE 30, 1998


                                                       Historical
                                      ---------------------------------------------

                                         Rick's Cabaret       Taurus Entertainment     Pro Forma     Pro Forma
                                       International, Inc.      Companies, Inc.       Adjustments    Combined
                                      ---------------------  ----------------------  -------------  -----------
Revenues:
  Sales. . . . . . . . . . . . . . .  $          2,097,954   $           1,919,887   $          -   $4,017,841
                                      ---------------------  ----------------------  -------------  -----------

Operating expenses:
  Cost of goods sold . . . . . . . .               281,520                 201,040                     482,560
  Salaries and wages . . . . . . . .               727,953                 699,123                   1,427,076
  Other general and administrative:
    Taxes and permits. . . . . . . .               164,179                 255,391                     419,570
    Charge card fees . . . . . . . .                24,122                  27,875                      51,997
    Rent . . . . . . . . . . . . . .               145,551                 137,556                     283,107
    Legal and accounting . . . . . .                59,205                 195,732                     254,937
    Advertising. . . . . . . . . . .               197,052                  95,537                     292,589
    Pre-opening costs. . . . . . . .                17,634                       0                      17,634
    Depreciation and amortization. .               146,035                  85,699                     231,734
    Other. . . . . . . . . . . . . .               351,970                 383,995          5,300      741,265
                                      ---------------------  ----------------------  -------------  -----------

                                                 2,115,221               2,081,948          5,300    4,202,469
                                      ---------------------  ----------------------  -------------  -----------

Income (loss) from operations. . . .               (17,267)               (162,061)        (5,300)    (184,628)

  Interest expense . . . . . . . . .                91,477                  80,669                     172,146
                                      ---------------------  ----------------------  -------------  -----------

Income (loss) before income taxes. .              (108,744)               (242,730)        (5,300)    (356,774)

  Income taxes (benefit) . . . . . .                     -                       -                           -
                                      ---------------------  ----------------------  -------------  -----------

Net income (loss). . . . . . . . . .  $           (108,744)  $            (242,730)  $     (5,300)  $ (356,774)
                                      =====================  ======================  =============  ===========

Net income (loss) per common share .  $              (0.02)                                         $    (0.06)
                                      =====================                                         ===========

Weighted average shares outstanding.             4,831,054                              1,143,426    5,974,480
                                      =====================                          =============  ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

                                      FFF-3

                                  RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                         FOR THE YEAR ENDED SEPTEMBER 30, 1997


                                                                           Historical
                                                           ---------------------------------------------
                                                              Rick's Cabaret       Taurus Entertainment     Pro Forma
                                                            International, Inc.      Companies, Inc.       Adjustments
                                                           ---------------------  ----------------------  -------------
Revenues:
  Sales of alcoholic beverages. . . . . . . . . . . . . .  $          3,192,356   $             253,812
  Sales of food . . . . . . . . . . . . . . . . . . . . .               563,281                  11,225
  Service revenues. . . . . . . . . . . . . . . . . . . .             2,184,002               1,224,011
  Other . . . . . . . . . . . . . . . . . . . . . . . . .               337,940                 263,774
                                                           ---------------------  ----------------------  -------------
                                                                              0
                                                                      6,277,579               1,752,822
                                                           ---------------------  ----------------------  -------------

Operating expenses:
  Cost of goods sold. . . . . . . . . . . . . . . . . . .             1,197,416                 153,191
  Salaries and wages. . . . . . . . . . . . . . . . . . .             2,123,131                 742,516
  Other general and administrative:
    Taxes and permits . . . . . . . . . . . . . . . . . .               705,516                 193,571
    Charge card fees. . . . . . . . . . . . . . . . . . .               122,324                  24,626
    Rent. . . . . . . . . . . . . . . . . . . . . . . . .               341,509                 125,978
    Legal and accounting. . . . . . . . . . . . . . . . .               307,038                  22,327
    Advertising . . . . . . . . . . . . . . . . . . . . .               774,548                 106,589
    Other . . . . . . . . . . . . . . . . . . . . . . . .             1,775,240                 352,302          7,067
                                                           ---------------------  ----------------------  -------------

                                                                      7,346,722               1,721,100          7,067
                                                           ---------------------  ----------------------  -------------

Income (loss) from operations . . . . . . . . . . . . . .            (1,069,143)                 31,722         (7,067)

  Interest expense. . . . . . . . . . . . . . . . . . . .               160,784                 125,760
                                                           ---------------------  ----------------------  -------------

Income (loss) before income taxes and cumulative effect
  of accounting change. . . . . . . . . . . . . . . . . .            (1,229,927)                (94,038)        (7,067)

  Income taxes (benefit). . . . . . . . . . . . . . . . .               (87,735)                      -              -
                                                           ---------------------  ----------------------  -------------

Loss before cumulative effect of accounting change. . . .            (1,142,192)                (94,038)        (7,067)
                                                                              -
Cumulative effect of change in accounting for preopening.                     -
  costs - no income tax effect. . . . . . . . . . . . . .              (151,138)                      -              -
                                                           ---------------------  ----------------------  -------------

Net income (loss) . . . . . . . . . . . . . . . . . . . .  $         (1,293,330)  $             (94,038)  $     (7,067)
                                                           =====================  ======================  =============

Income (loss) per common share (basic and diluted):
  Before cumulative effect of change in accounting
    for preopening costs. . . . . . . . . . . . . . . . .                 (0.28)
  Effect of accounting change . . . . . . . . . . . . . .                 (0.04)
                                                           ---------------------  ----------------------  -------------

Net income (loss) per common share. . . . . . . . . . . .  $              (0.31)
                                                           =====================  ======================  =============

Weighted average shares outstanding . . . . . . . . . . .             4,114,922                              1,143,426
                                                           =====================  ======================  =============

                                                             Pro Forma
                                                            Consolidated
                                                           --------------
Revenues:
  Sales of alcoholic beverages. . . . . . . . . . . . . .  $   3,446,168
  Sales of food . . . . . . . . . . . . . . . . . . . . .        574,506
  Service revenues. . . . . . . . . . . . . . . . . . . .      3,408,013
  Other . . . . . . . . . . . . . . . . . . . . . . . . .        601,714
                                                           --------------

                                                               8,030,401
                                                           --------------

Operating expenses:
  Cost of goods sold. . . . . . . . . . . . . . . . . . .      1,350,607
  Salaries and wages. . . . . . . . . . . . . . . . . . .      2,865,647
  Other general and administrative:
    Taxes and permits . . . . . . . . . . . . . . . . . .        899,087
    Charge card fees. . . . . . . . . . . . . . . . . . .        146,950
    Rent. . . . . . . . . . . . . . . . . . . . . . . . .        467,487
    Legal and accounting. . . . . . . . . . . . . . . . .        329,365
    Advertising . . . . . . . . . . . . . . . . . . . . .        881,137
    Other . . . . . . . . . . . . . . . . . . . . . . . .      2,134,609
                                                           --------------

                                                               9,074,889
                                                           --------------

Income (loss) from operations . . . . . . . . . . . . . .     (1,044,488)

  Interest expense. . . . . . . . . . . . . . . . . . . .        286,544
                                                           --------------

Income (loss) before income taxes and cumulative effect
  of accounting change. . . . . . . . . . . . . . . . . .     (1,331,032)

  Income taxes (benefit). . . . . . . . . . . . . . . . .        (87,735)
                                                           --------------

Loss before cumulative effect of accounting change. . . .     (1,243,297)

Cumulative effect of change in accounting for preopening
  costs - no income tax effect. . . . . . . . . . . . . .       (151,138)
                                                           --------------

Net income (loss) . . . . . . . . . . . . . . . . . . . .  $  (1,394,435)
                                                           ==============

Income (loss) per common share (basic and diluted):
  Before cumulative effect of change in accounting
    for preopening costs. . . . . . . . . . . . . . . . .          (0.24)
  Effect of accounting change . . . . . . . . . . . . . .          (0.03)
                                                           --------------

Net income (loss) per common share. . . . . . . . . . . .  $       (0.27)
                                                           ==============

Weighted average shares outstanding . . . . . . . . . . .      5,114,922
                                                           ==============

See accompanying notes to unaudited pro forma consolidated financial statements.

                                      FFF-4

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


1.     BASIS  OF  PRESENTATION

On August 11, 1998, Rick's Cabaret International, Inc. ("Rick's" or the "Company") acquired approximately 90% of the outstanding common stock of Taurus Entertainment Companies, Inc. ("Taurus"). Rick's issued 1,143,426 shares of common stock for Taurus. This acquisition has been accounted for using the purchase method of accounting. The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1998 and the year ended September 30, 1997 give effect to the transaction as if it had occurred on October 1, 1996.

The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at October 1, 1996, nor are they indicative of the Company's future results of operations.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company and the related notes thereto.

A preliminary allocation of the purchase price of Taurus has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the forecasted financial statements are subject to change, and the final amounts may differ substantially.

2.     ALLOCATION  OF  PURCHASE  PRICE

The acquisition of Taurus was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Taurus based upon their respective estimated fair values as of the closing date based upon valuations and other analyses. The estimated purchase price and preliminary adjustments to the historical book value of Taurus are as follows:

                                      FFF-5

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

2.     ALLOCATION  OF  PURCHASE  PRICE  (CONTINUED)

Purchase price, based on estimated value of common
stock issued                                           $1,601,000
Book value of net assets acquired                         728,000
                                                       ----------
   Purchase price in excess of net assets acquired     $  873,000
                                                       ==========




Preliminary allocation of purchase price in excess of
net assets acquired:
   Increase in property, plant and equipment to
estimated fair market value                            $  780,000
   Estimated goodwill                                      93,000
                                                       ----------
Total                                                  $  873,000
                                                       ==========


3.     DEPRECIATION  AND  AMORTIZATION

Depreciation and amortization was increased by $5,300 for the nine months ended June 30, 1998 and by $7,067 for the year ended September 30, 1997 as a result of the purchase adjustments. Goodwill is being amortized over its estimated useful life of fifteen years.

4.     MINORITY  INTERESTS

Minority  interests  in  Taurus  have  been recorded by an adjusting entry.

                                      FFF-6